UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2022

Y-MABS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38650	47-4619612
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Park Avenue

Suite 3350

New York, New York 10169

(Address of principal executive offices) (Zip Code)

(646) 885-8505

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	YMAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed by Y-mAbs Therapeutics, Inc. (the “Company”) in its current report on Form 8-K filed on April 27, 2022 (the “April 8-K”), Dr. Claus Juan Møller San Pedro, stepped down from his positions as Chief Executive Officer and as a member of the Company’s Board of Directors, effective April 22, 2022. The information contained in Item 5.02 of the April 8-K is incorporated by reference herein. In connection with Dr. Møller’s resignation, on September 22, 2022 (the “Effective Date”), the Company entered into a separation agreement and general release of claims with Dr. Møller (the “Separation Agreement”), which provides for, among other things, the severance and vesting benefits contemplated in the Service Agreement, effective as of March 1, 2016, between the Company and Dr. Møller (the “Service Agreement”), which was filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission on March 1, 2022, and is incorporated by reference herein.

The Separation Agreement provides for the following benefits, as required by the Service Agreement: (i) a payment of $679,300 as cash severance, which amount represents twelve monthly payments of Dr. Møller’s salary at the time of his resignation for the 12-month notice period commencing May 31, 2022 (the “Notice Period”); (ii) a payment of $202,500 as bonus severance; and (iii) $7,000 monthly cash housing allowance through the lease term of his residential property located in New York City, which lease term ended in July 2022.

Pursuant to the Separation Agreement, in exchange for certain releases of claims, Dr. Møller’s agreement to transition his responsibilities and duties to other Company personnel, and certain additional covenants related to cooperation and competitive activity, Dr. Møller will be provided with the following payment and benefits: (i) $679,300 to be paid in one lump sum payment, less applicable withholdings and deductions, within thirty (30) days from the Notice Period end date; (ii) continuation of health insurance benefits under the same terms as during his employment, with the same deduction or payment made from his monthly salary during the Notice Period; and (iii) reimbursement of the airfare in connection with Dr. Møller’s vacating his New York City apartment in connection with his resignation. Dr. Møller’s existing equity awards which have been granted but not vested as of the Effective Date will vest in accordance with their terms through the Notice Period end date. The Separation Agreement contains mutual releases, subject to customary exceptions, and mutual covenants not to compete or disparage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Y-MABS THERAPEUTICS, INC.

Date: September 26, 2022	By:	/s/ Thomas Gad
Thomas Gad
Founder, Chairman, President, Interim Chief Executive Officer and Head of Business Development & Strategy